                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement of EMCORE Corporation on Form S-3 of our report dated January 10, 2000, included in the Annual Report on Form 10-K/A of EMCORE Corporation for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Parsippany, New Jersey
January 19, 2000